U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 22, 2009

ROCK ENERGY RESOURCES, INC.
(Exact Name of registrant as specified in its Charter)

Delaware	0-23022	11-2740461
(State of Incorporation)	Commission File No.	(IRS Employer Identification No.)

10375 Richmond St., Ste. 2100, Houston, TX	77042_
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, (713)   954 -  3600

(Registrant's former name and address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions below:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240-14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 22, 2009, Rock Energy Resources, Inc. (the “Company”) received a loan commitment offer (“Credit Facility”) from Rocky V. Emery (“Emery”), the Company’s President.

The proposed Credit Facility offer is subject to a variety of contingencies any one of which may terminate the Credit Facility offer prior to funding.

The Credit Facility offer to the Company is based on Mr. Emery’s ability to structure a loan transaction with a local Texas bank (the “Bank”) secured by Mr. Emery’s and the Company’s guaranties and collateral. See attached Exhibit 99.1.

On September 21, 2009, Mr. Emery received a contingent loan commitment from (the “Bank”). The Bank proposed to personally loan Mr. Emery money which he in turn proposes to loan to the Company.  The lending arrangement will share similar terms and conditions.  Mr. Emery estimates that the loan proceeds to the company may be as much as $8,000,000.

The full details of the transaction will be disclosed in a subsequent Current Report on Form 8-K as when the contingencies are removed.  The Company cannot offer any assurances that the loan transaction will close or that funds will be available to the Company until the contingencies are removed, the Bank is satisfied with the proposed collateral and the funds become available.

CAUTIONARY NOTE:  Forward Looking Statements

The matters discussed in this Current Report on Form 8-K may contain forward-looking statements that involve a number of risks and uncertainties such as our plans, objective, expectations and intentions. You can identify these statements by our use of words such as "may," "when," "expect," "believe," "anticipate," "intend," "could," "estimate," "goal," "continue," "plans," "planning," “propose”, "would," "when," "feasible," or other similar words or phrases. Some of these statements include discussions regarding our future business strategy and our ability to generate revenue, income, and cash flow. Additional funding will be required to develop the technology described herein. The actual future results for the Company could differ significantly from forward-looking statements contained in this report. Factors that could adversely affect actual results and performance include, among others, the Company's limited operating history, dependence on key management, patent application and issuance delays or failures, financing requirements, technical difficulties commercializing any projects, government regulation, technological change, and competition. In any event, undue reliance should not be placed on any forward-looking statements, which apply only as of the date of this press release. Additionally, patent pending status does not guarantee that a patent will issue or that the gravimetric sensing technology will be commercially successful. Accordingly, reference should be made to the Company's periodic filings with the U.S. Securities and Exchange Commission.

Item 9.01     Financial Statements and Exhibits.

 (d)          Exhibits

99.1   Credit Facility

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rock Energy Resources, Inc.
Dated: September 22, 2009
/s/ Rocky V. Emery
	By:	Rocky V. Emery
	Title:	CEO